                                AMERUS GROUP CO.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share


                                                                    For The Three Months Ended September 30,
                                              -----------------------------------------------------------------------------------
                                                               2002                                          2001
                                              ------------------------------------         --------------------------------------
                                                            Number of    Per Share                        Number of     Per Share
                                               Net Income     Shares       Amount           Net Income      Shares        Amount
                                              -----------   ---------    ---------         -----------    ---------     ---------

                                                                     ($ in thousands, except per share amounts)

Basic EPS
    Net Income from Continuing Operations       $ 26,490      39,497      $   0.67          $ 21,510       41,536       $   0.52

Effect of dilutive securities
    Options                                           --         338         (0.01)               --          414          (0.01)
    Warrants                                          --          --            --                --          111             --

                                                --------      ------      --------          --------       ------       --------
Diluted EPS                                     $ 26,490      39,835      $   0.66          $ 21,510       42,061       $   0.51
                                                ========      ======      ========          ========       ======       ========


                                                                    For The Nine Months Ended September 30,
                                              -----------------------------------------------------------------------------------
                                                               2002                                          2001
                                              ------------------------------------         --------------------------------------
                                                            Number of    Per Share                        Number of     Per Share
                                               Net Income     Shares       Amount           Net Income      Shares        Amount
                                              -----------   ---------    ---------         -----------    ---------     ---------

                                                                     ($ in thousands, except per share amounts)

Basic EPS
      Net Income from Continuing Operations     $ 55,667      40,327      $   1.38          $ 61,609       35,334       $   1.74

Effect of dilutive securities
      Options                                         --         452         (0.02)               --          383          (0.02)
      Warrants                                        --          33            --                --          109             --

                                                --------      ------      --------          --------       ------       --------
Diluted EPS                                     $ 55,667      40,812      $   1.36          $ 61,609       35,826       $   1.72
                                                ========      ======      ========          ========       ======       ========